EXHIBIT E(1)


                             DISTRIBUTION AGREEMENT

                  This Distribution Agreement is made as of this 11 day of November 2005, between Weiss Treasury Only Money Market Fund, a Massachusetts business trust (herein called the "Trust"), and Weiss Capital Securities, Inc., a Florida corporation (herein called the "Distributor").

                  WHEREAS, the Trust is an open-end management investment company and is so registered under the Investment Company Act of 1940; and

                  WHEREAS, the Trust desires to retain the Distributor as Distributor for the Weiss Treasury Only Money Market Fund, together with all other portfolios, if any, subsequently established by the Trust (individually known as a "Fund" and collectively "Funds") -- to provide for the sale and distribution of shares of beneficial interest of the Funds, each such share having a par value of $.001 (herein collectively called "Shares"), and the Distributor is willing to render such services;

                  NOW  THEREFORE,   in  consideration  of  premises  and  mutual
covenants set forth herein the parties hereto agree as follows:

1. Delivery of Documents. The Trust has delivered to the Distributor copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

                  (a) The Trust's Agreement and Declaration of Trust and all amendments thereto (such Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended, herein called the "Trust's Declaration");

                  (b) The By-Laws of the Trust (such By-Laws, as presently in effect and as they shall from time to time be amended, herein called the "By-Laws");

                  (c) Resolutions of the Board of Trustees of the Trust authorizing the execution and delivery of this Agreement;

                  (d) The Trust's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") on August 10, 1995 and all subsequent amendments thereto (said Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

                  (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission; and

                  (f) Prospectuses and Statements of Additional Information of the Funds (such prospectuses and statements of additional information, as presently filed with the Securities and Exchange Commission and as they shall from time to time be amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").

2. Registration and Sale of Additional Shares. The Trust will from time to time use its best efforts to register under the 1933 Act such number of Shares not already registered as the Distributor may reasonably be expected to sell on behalf of the Trust. The Trust and the Distributor will cooperate in taking such action as may be necessary from time to time to qualify Shares so registered for sale by the Trust or the Distributor in any states mutually agreeable to the Trust and the Distributor, and to maintain such qualification. This Agreement relates to the issue and sale of Shares that are duly authorized and registered and available for sale by the Trust, including redeemed or repurchased Shares if and to the extent that they may be legally sold and if, but only if, the Trust sees fit to sell them.

3. Sale of Shares. Subject to the provisions of paragraphs 5 and 7 hereof and to such minimum purchase requirements as may from time to time be currently indicated in the Trust's prospectus or statement of additional information, the Distributor is authorized to sell as agent on behalf of the Trust Shares authorized for issue and as agent on behalf of the Trust Shares authorized for issue and registered under the 1933 Act. The Distributor may also purchase as principal Shares for resale to the public. Such sales will be made by the Distributor on behalf of the Trust by accepting unconditional orders to purchase Shares placed with the Distributor by investors and such purchases will be made by the Distributor after its acceptance of such orders. The sales price to the public of Shares shall be the public offering price as defined in paragraph 6 hereof.

4. Solicitation of Orders. The Distributor will use its best efforts (but only in states in which it may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issue by the Trust and registered under the 1933 Act, provided that the Distributor may in its discretion refuse to accept orders for Shares from any particular applicant.

5. Sale of Shares by the Trust. Unless the Distributor is otherwise notified by the Trust, any right granted to the Distributor to accept orders for Shares or to make sales on behalf of the Trust or to purchase Shares for resale will not apply to (i) Shares issued in connection with the merger or consolidation of any other investment company with the Trust or its acquisition, by purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company, and (ii) to Shares that may be offered by the Trust to shareholders of the Trust by virtue of their being shareholders.

6. Public Offering Price. All Shares sold to investors by the Distributor will be sold at the public offering price . The public offering price for all accepted subscriptions will be the net asset value per Share, determined, in the manner provided in the Trust's registration statements as from time to time in effect under the 1933 Act and the 1940 Act, next after the order is accepted by the Distributor.

7. Suspension of Sales. If and whenever the determination of net asset value is suspended and until such suspension is terminated, the Distributor shall not accept further orders for Shares except unconditional orders placed with the Distributor before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and the Distributor's authority to accept orders for Shares on behalf of the Trust if, in the judgment of a majority of the Board of Trustees or a majority of the Executive Committee of such Board, if such body exists, it is in the best interests of the Trust to do so, such suspension to continue for such period as may be determined by such majority; and in that event, no Shares will be sold by the Distributor on behalf of the Trust while such suspension remains in effect except for Shares necessary to cover unconditional orders accepted by the Distributor before it had knowledge of the suspension.

8. Portfolio Securities. Portfolio securities of any Portfolio of the Trust may be bought or sold by or through the Distributor and the Distributor may participate directly or indirectly in brokerage commissions or "spread" in respect to transactions in portfolio securities of any Portfolio of the Trust; provided, however, that all sums of money received by the Distributor as a result of such purchases and sales or as a result of such participation must, after reimbursement of its actual expenses in connection with such activity, be paid over by the Distributor to or for the benefit of the Trust.

9. Expenses. (a) The Trust will pay (or will enter into arrangements providing that others than the Distributor will pay) all fees and expenses:

         (1) in connection with the preparation, setting in type and filing of any registration statement (including a prospectus and statement of additional information) under the 1933 Act or the 1940 Act, or both, and any amendments or supplements thereto that may be made from time to time;

         (2) in connection with the registration and qualification of Shares for sale in the various jurisdictions in which the Trust shall determine it advisable to qualify such Shares for sale (including registering the Trust as a broker or dealer or any officer of the Trust or other person as agent or salesman of the Trust in any such jurisdictions);

         (3) of preparing, setting in type, printing and mailing any notice, proxy statement, report, prospectus or other communication to shareholders of the Trust in their capacity as such;
         (4)      of   preparing,   setting  in  type,   printing   and  mailing
                  prospectuses annually, and any supplements thereto, to existing shareholders;

         (5) in connection with the issue and transfer of Shares resulting from the acceptance by the Distributor of orders to purchase Shares placed with the Distributor by investors, including the expenses of printing and mailing confirmations of such purchase orders and the expenses of printing and mailing a prospectus included with the confirmation of such orders;

         (6)      of any issue taxes or any initial transfer taxes;

         (7) of WATS (or equivalent) telephone lines other than the portion allocated to the Distributor in this paragraph 9;

         (8) of wiring funds in payment of Share purchases or in satisfaction of redemption or repurchase requests, unless such expenses are paid for by the investor or shareholder who initiates the transaction;

         (9) of the cost of printing and postage of business reply envelopes sent to Trust shareholders;

         (10) of one or more CRT terminals connected with the compute facilities of the transfer agent other than the portion allocated to the Distributor in this paragraph 9;

         (11) permitted to be paid or assumed by the Trust pursuant to a plan ("12b-1 Plan"), if any, adopted by the Trust in conformity with the requirements of Rule 12b-1 under the 1940 Act ("Rule 12b-1") or any successor rule, notwithstanding any other provision to the contrary herein;

         (12) of the expense of setting in type, printing and postage of a periodic newsletter to shareholders other than the portion allocated to the Distributor in this paragraph 9; and

         (13) of the salaries and overhead of persons employed by the Distributor as shareholder representatives other than the portion allocated to the Distributor in this paragraph 9.

b) The Distributor shall pay or arrange for the payment of all fees and expenses:

         (1) of printing and distributing any prospectuses or reports prepared for its use in connection with the offering of Shares to the public;

         (2) of preparing, setting in type, printing and mailing any other literature used by it in connection with the offering of Shares to the public;

         (3) of advertising in connection with the offering of Shares to the public;

         (4) incurred in connection with its registration as a broker or dealer or the registration or qualification of its officers, trustees, agents, or representatives under federal and state laws;

         (5) of that portion of WATS (or equivalent) telephone lines, allocated to it on the basis of use by investors (but not shareholders) who request information or prospectuses;

         (6) of that portion of the expenses of setting in type, printing and postage of a periodic newsletter to shareholders attributable to promotional material included in such newsletter at the Distributor's request concerning investment companies other than the Trust or concerning the Trust to the extent it is required to assume the expense thereof pursuant to paragraph 9(b)(8), except such material which is limited to information, such as listings of other investment companies and their investment objectives, given in connection with the exchange privilege as from time to time described in the Trust's prospectus;

         (7) of that portion of the salaries and overhead of persons employed by it as shareholder representatives attributable to the time spent by such persons in responding to requests from investors, but not shareholders, for information about the Trust;

         (8) of any activity which is primarily intended to result in the sale of Shares, unless a 12b-1 Plan shall be in effect which provides that the Trust shall bear some or all of such expenses, in which case the Trust shall bear such expenses in accordance with such Plan; and

         (9) of that portion of one or more CRT terminals connected with the computer facilities of the transfer agent attributable to its use of such terminal(s) to gain access to such of the transfer agent's records as also serve as its records.

         Expenses which are to be allocated between the Distributor and the Trust shall be allocated pursuant to reasonable procedures or formulae mutually agreed upon from time to time, which procedures or formulae shall to the extent practicable reflect studies of relevant empirical data.

10. Conformity with Law. The Distributor agrees that in selling Shares it will duly conform in all respects with the laws of the United States and any state in which Shares may be offered for sale by it pursuant to this Agreement and to the rules and regulations of the National Association of Securities Dealers, Inc., of which the Distributor is a member.

11. Independent Contractor. The Distributor shall be an independent contractor and neither the Distributor nor any of its officers or employees is or shall be an employee of the Trust in the performance of its duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor shall assume full responsibility for its agents and employees under applicable statutes and agree to pay all employee taxes thereunder.

12. Indemnification. The Distributor agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Trust or such Trustees, officers, or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which
(i) may be based upon any wrongful act by the Distributor or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement (including a prospectus or statement of additional information) covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished to the Trust by the Distributor, or (iii) may be incurred or arise by reason of its acting as the Trust's agent instead of purchasing and reselling Shares as principal in distributing the Shares to the public, provided, however, that in no case (i) is its indemnity in favor of a trustee or officer or any other person deemed to protect such trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Trust or upon such person (or after the Trust or such person shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve it from any liability which it may have to the Trust or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Distributor shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Trust, to its officers and Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such counsel, the Trust, such officers and Trustees or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case the Distributor does not elect to assume the defense of any such suit, it will reimburse the Trust, such officers and Trustees or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

         The Trust agrees to indemnify and hold harmless the Distributor and each of its trustees and officers and each person, (if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Distributor or such trustees, officers or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Trust or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement (including a prospectus or statement of additional information) covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Distributor by the Trust; provided, however, that in no case (i) is the Trust's indemnity in favor of a trustee or officer or any other person deemed to protect such trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against the Distributor or any such trustee, officer or controlling person unless the Distributor or such trustee, officer or controlling person, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or upon such trustee, officer or controlling person (or after the Distributor or such trustee, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, its trustees, officers, or controlling person or persons, defendant or defendants in the suit. In the event that the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor, its trustees, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such trustees, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any Shares.

13. Authorized Representations. The Trust is not authorized to give any information or to make any representations on behalf of the Distributor other than the information and representations contained in a registration statement (including a prospectus or statement of additional information) covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time.

         The Distributor is not authorized to give any information or to make any representations on behalf of the Trust or in connection with the sale of Shares other than the information and representations contained in a registration statement (including a prospectus or statement of additional information) covering Shares, as such registration statement may be amended or supplemented from time to time. No person other than the Distributor is authorized to act as principal underwriter (as such term is defined in the 1940
Act) for the Trust.

14. Duration and Termination of this Agreement. This Agreement shall become effective upon the date first written above and will remain in effect until November , 2005 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the trustees who are not interested persons of the Distributor or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and by vote of the Board of Trustees or of a majority of the outstanding voting securities of the Trust. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty, by the Board of Trustees of the Trust, by a vote of a majority of the outstanding voting securities of the Trust, or by the Distributor. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph 14, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person", "assignment" and "majority of the outstanding voting securities"), as modified by any applicable order of the Securities and Exchange Commission, shall be applied.

15. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If the Trust should at any time deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or federal tax laws and should notify the Distributor of the form of such amendment, and the reasons therefor, and if the Distributor should decline to assent to such amendment, the Trust may terminate this Agreement forthwith. If the Distributor should at any time request that a change be made in the Trust's Declaration of Trust or By-laws or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which the Distributor is or may be a member relating to the sale of shares of the Trust, and the Trust should not make such necessary change within a reasonable time, the Distributor may terminate this Agreement forthwith.

16. Termination of Prior Agreements. This Agreement upon its effectiveness terminates and supersedes all prior underwriting contracts between parties.

17. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section VI hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Massachusetts law; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

18. Massachusetts Business Trust. The Trust is organized as a Massachusetts business trust, and references in this Agreement to the Trust mean and refer to the Trustees from time to time serving under its Declaration of Trust on file with the Secretary of State of the Commonwealth of Massachusetts, as the same may be amended from time to time, pursuant to which the Trust conducts its business. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, as provided in said Declaration of Trust. Moreover, if the Trust has more than one series, no series of the Trust other than the series on whose behalf a specified transaction shall have been undertaken shall be responsible for the obligations of the Trust, and persons engaging in transactions with the Trust shall look only to the assets of that series to satisfy those obligations. The execution and delivery of this Agreement has been authorized by the Trustees and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them but shall bind only the trust property of the Trust as provided in such Declaration of Trust.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                        WEISS TREASURY ONLY MONEY MARKET FUND

                                        By:  /s/ Sharon A. Daniels
                                             ----------------------
                                             President
Attest:  /s/ Leslie-Anne Moore
         ----------------------
         Secretary
                                        WEISS CAPITAL SECURITIES, INC..


                                        By:  /s/ Sharon A. Daniels
                                             ----------------------
                                             President
Attest:  /s/ Leslie-Anne Moore
         ----------------------
         Secretary